Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”), by and between FLOW INTERNATIONAL CORPORATION, a Washington corporation (the “Company”), and STEPHEN LIGHT (the “Executive”) is made and is effective as of this 1st day of January, 2007 (the “Effective Date”).

RECITALS

A. The Company and the Executive are parties to an employment agreement entered into by and between the Company and the Executive dated November 25, 2002, as amended on September 21, 2005 (the “Previous Employment Agreement”).

B. The Executive has communicated his desire to the Company’s Board of Directors (the “Board”) to retire from the Company. The Board has begun the process of searching for a replacement President and Chief Executive Officer.

C. The Company and the Executive desire to document an employment and separation plan for the orderly transition of management responsibilities to effectuate the Executive’s planned separation from the Company in accordance with previous discussions and mutual understandings.

D. The Executive will assist in implementing a transition plan pertaining to Executive’s successor, culminating in the Board of Director’s announcement of the selection of a new CEO and the Executive’s departure from the Company.

E. The Company and the Executive have entered into this Agreement to replace and supersede the Previous Employment Agreement and to set forth terms and conditions with respect to Executive’s planned separation from the Company.

TERMS AND CONDITIONS

In consideration of the mutual covenants set forth herein, the Company and the Executive hereby amend and restate the Previous Employment Agreement as of the Effective Date (except where other effective dates are expressly set forth below) to read as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive agrees to serve the Company, in the capacities described herein during the Period of Employment (as defined in Section 2 of this Agreement), in accordance with the terms and conditions of this Agreement.

2. Period of Employment. The term “Period of Employment” shall mean the period which commences on the Effective Date and, unless earlier terminated pursuant to Section 6, ends on the earlier of (i) the employment termination date set forth in a notice from the Company to Executive, such notice having been provided in connection with the Company’s public announcement that it has hired a new Chief Executive Officer or (ii) April 30, 2008 (the earlier date being the “Transition Date”).

3. Duties During the Period of Employment.

3.1. Duties. From the Effective Date through the Period of Employment, the Executive shall continue to be employed as the President and Chief Executive Officer of the Company with overall charge and responsibility for the business and affairs of the Company. The Executive shall report directly to the Board and to the Chairman of the Board and shall perform such duties as the Executive shall reasonably be directed to perform by the Board. Notwithstanding the foregoing, from the Effective Date through the Period of Employment, the Executive will consult with the Chairman of the Board or the Board in connection with all public communications about (i) the performance, operations and prospects of the Company and (ii) this Agreement and the transition to a new President and CEO and the Executive’s departure from the Company.

3.2. Scope. From and after the Effective Date and continuing through the Period of Employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach occasional courses or seminars at educational or professional institutions, (iii) manage personal investments, or (iv) serve as a director on one public company board of directors with the prior permission of the Board, so long as such activities under clauses (i) through (iv) do not interfere, in any significant respect, with the Executive’s responsibilities hereunder.

4. Compensation and Other Payments.

4.1. Salary. For the period beginning on the Effective Date and ending on the later of (i) twelve (12) months after the Transition Date or (ii) April 30, 2008 (referred to herein as, the “End Date”), the Company shall pay the Executive a base salary at the rate of $550,000 per year (the “Base Salary”), provided, however, that salary that would have normally been paid during the first six (6) months following the Transition Date shall not be paid during such six months but instead shall be paid in a single lump sum on the six-month anniversary of the Transition Date. After the first six (6) months following the Transition Date, the Base Salary will be payable in accordance with the Company’s executive payroll practice.

4.2. Annual Bonuses. The Executive will be eligible to receive a bonus under the Company’s Annual Incentive Plan for fiscal year 2007 (the “2007 Bonus”). For reference, the Company has a fiscal year beginning on May 1 and ending on April 30 of each year. The 2007 Bonus will be calculated and paid in accordance with the terms of the Annual Incentive Plan and the goals set for fiscal year 2007 for the Annual Incentive Plan and for the Executive. The Executive will also be entitled to receive a bonus for fiscal year 2008 (the “2008 Bonus”). The 2008 Bonus will be calculated to be an amount equal to the average of (i) the bonus received by the Executive pursuant to the Company’s Annual Incentive Plan for fiscal year 2006 and (ii) the 2007 Bonus. The 2008 Bonus will be paid to the Executive, whether or not the Executive is employed by the Company during fiscal year 2008, at the later of (i) the time other senior executives of the Company are paid their annual bonuses for fiscal year 2008 and (ii) six (6) months after the Transition Date. In the event that the End Date is later than April 30, 2008, then the Executive will be entitled to receive a bonus for fiscal year 2009 in an amount equal to the average of the 2007 Bonus and the 2008 Bonus and pro rated for the amount of time that the Executive was employed by the Company during fiscal year 2008. Such bonus for fiscal year 2009, if any, will be paid to the Executive at the later of (i) the time other senior executives of the Company are paid their annual bonuses for fiscal year 2009 and (ii) six (6) months after the Transition Date. With respect to any and all bonus payments contemplated pursuant to this Section 4.2, the Executive may elect to receive up to 50% of such bonus payment in the form of shares of the Company’s common stock.

4.3 Cessation of Long-Term Incentive Plan Participation. The Company currently maintains a long term incentive plan (“LTIP”) whereby senior executives of the Company have the opportunity to receive a targeted number of shares of the Company’s common stock based upon the achievement of specified goals over a three (3) year performance period. The Executive has been participating in the LTIP for the 2006 – 2008 performance period and the 2007 – 2009 performance period. Effective on the Effective Date, Executive shall cease to participate in the LTIP (including, without limitation, in the performance periods for 2006 - 2008 and 2007 - 2009), and Executive agrees that he shall not receive cash, stock or any other compensation under or in lieu of the LTIP for any performance period or otherwise.

4.4 Elimination of Restricted Stock Units. Executive has never received restricted stock units of any kind (including, without limitation, deferred restricted stock units), but instead has received grants of restricted or unrestricted stock that have no deferral feature. The Previous Employment Agreement is considered amended effective January 1, 2005 to remove any provisions that provided for the award of restricted stock units.

4.5. Vesting of Outstanding Equity Awards. If the full Board of Directors (excluding Executive) determines in its good faith discretion that Executive has satisfactorily performed his duties under this Agreement, including duties set forth in Section 3, through the Transition Date, all unvested options to purchase common stock of the Company held by the Executive at the Transition Date and all unvested restricted stock shares held by the Executive at the Transition Date that would have vested pursuant to their respective terms if Executive had been employed by the Company through the later of (i) the Transition Date or (ii) April 30, 2007 (collectively “Unvested Awards”) shall vest on the Transition Date, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges. Any vested options to purchase common stock of the Company shall be exercisable by the Executive for the shortest of (i) two (2) years after the Transition Date, (ii) the maximum period of time permitted by the applicable equity incentive plan and option grant agreement pursuant to which such options were awarded or (iii) the maximum period of time allowable that does not trigger an adverse tax consequence to Executive under Section 409A of the Internal Revenue Code of 1986, as amended; provided that no extension of time shall apply to the exercise of any of Executive’s Incentive Stock Options.

4.6. Cash Severance Payment. The Company shall make a single cash lump sum payment of $4,475,250 (less applicable tax withholdings) to the Executive on the later of (i) six (6) months after the Transition Date or (ii) January 15, 2008.

4.7. Payment of Professional Fees. The Company shall pay all statements rendered to the Company by the Executive’s attorneys, accountants and other advisors for reasonable fees (time actually incurred at standard billing rates) and expenses in connection with the negotiation and preparation of this Agreement, subject to a limit of twenty five thousand dollars ($25,000) for such expenses.

5. Other Executive Benefits.

5.1. Regular Reimbursed Business Expenses. Subject to the Executive’s compliance with the policies and procedures approved by the Board and applicable to all senior executives of the Company, the Company shall promptly reimburse the Executive for all expenses and disbursements reasonably incurred by the Executive in the performance of his duties hereunder during the Period of Employment or earlier.

5.2. Benefit Plans. During the Period of Employment, the Executive and his eligible family members shall be entitled, subject to any normally applicable waiting periods and eligibility criteria, to participate, on terms no less favorable to the Executive than the terms offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, pension, profit sharing, ESOP, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits (it being understood that items such as stock options and other equity awards are not fringe benefits) of the Company (collectively referred to as the “Benefits”). In addition, following the Period of Employment, and until the Executive reaches the age of 65, the Company shall pay for and the Company and the Executive shall in good faith endeavor to provide for comparable health insurance coverage for the Executive and his wife either through the Company’s employee health insurance plan currently covering Executive and his wife or through a private plan offering comparable coverage with the Company and the Executive jointly selecting the policies to be purchased. The continuing entitlement of the Executive and the Executive’s wife under this Section 5.2 shall be conditioned upon (i) the Executive’s compliance with his obligations under the Agreement, and (ii) the Executive not being entitled to comparable health insurance benefits under the plan of another employer. Any taxes owed in connection with the provision of Benefits or post-employment insurance coverage by the Executive shall be borne by the Executive. Anything contained herein to the contrary notwithstanding, the Benefits described herein shall not duplicate benefits made available to the Executive pursuant to any other provision of this Agreement. In the event the Executive loses health coverage provided under any other comparable plan before his 65th birthday, the Company’s obligations under this Section 5.2 with respect to such coverage will resume until Executive’s 65th birthday.

5.3. Financial Planning Allowance. The Company shall, until the End Date, pay the Executive the amount of eight hundred thirty three and thirty three cents ($833.33) per month as a financial planning allowance provided, however, that any such allowances that would have normally been paid during the first six (6) months following the Transition Date shall not be paid during such six months but instead shall be paid in a single lump sum on the six-month anniversary of the Transition Date.

5.4. Perquisites. In lieu of the provision of other perquisites and benefits not specifically provided for the Executive hereunder, the Company shall, until the End Date, pay the Executive the amount of two thousand five hundred dollars ($2,500) per month provided, however, that any such payments that would have normally been made during the first six (6) months following the Transition Date shall not be paid during such six months but instead shall be paid in a single lump sum on the six-month anniversary of the Transition Date.

5.5. Vacation. The Executive shall be entitled to four (4) weeks of vacation in each calendar year during the Period of Employment, prorated for any partial calendar year; provided that the Executive will not continue to accrue any vacation after the later of May of 2007 or the Transition Date.

6. Termination.

6.1. Death. This Agreement and the Period of Employment shall terminate automatically upon the Executive’s death. It is understood that nothing in this Section 6.1 shall serve to limit the Company’s obligations under Section 7.2.

6.2. Disability. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of “Disability” set forth below), it may give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the thirtieth (30th) day after receipt by the Executive of such notice given at any time after a period of one hundred twenty (120) consecutive days of Disability or a period of one hundred eighty (180) days of Disability within any twelve (12) consecutive months, and, in either case, while such Disability is continuing (“Disability Effective Date”); provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” means the Executive’s inability to substantially perform his duties hereunder, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and the Executive or, if the Company and the Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by the Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association. Until the Disability Effective Date, the Executive shall be entitled to all compensation and benefits provided for under Sections 4 and 5 hereof. It is understood that nothing in this Section 6.2 shall serve to limit the Company’s obligations under Section 7.2.

6.3. By the Company for Cause. During the Period of Employment, the Company may terminate the Executive’s employment immediately for “Cause.” For purposes of this Agreement, “Cause” means (i) the willful failure by the Executive to perform his duties hereunder, as reasonably requested by the Board as documented in writing to the Executive, (after the provision to the Executive of a reasonable opportunity to cure, but in no event more than twenty (20) days (if cure is possible), after written notice is provided by the Company) where the failure to so perform can reasonably be expected to adversely affect the Company in a manner that is not insignificant (provided, however, that failure by the Company to achieve any targeted or anticipated level of performance shall not, by itself, constitute failure by the Executive to perform his duties), (ii) the willful failure by the Executive to observe material Company policies and/or material policies of affiliates of the Company generally applicable to executives of the Company and/or its affiliates (after the provision to the Executive of a reasonable opportunity to cure, but in no event more than twenty (20) days (if cure is possible), after written notice is provided by the Company), (iii) gross negligence or willful misconduct by the Executive in the performance of his duties, (iv) the commission by the Executive of any intentional act of fraud, theft or financial dishonesty with respect to the Company or any of its affiliates, or any felony or criminal act involving moral turpitude, and (v) the material breach by the Executive of this Agreement, including but not limited to any material breach by the Executive of the provisions of Sections 3, 8, 11 and 17 hereof (after the provision to the Executive of a reasonable opportunity to cure, but in no event more than twenty (20) days (if cure is possible), after written notice is provided by the Company). For purposes of this definition, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interest of the Company. Any act, or failure to act, based upon direction given in a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company.

6.4. By Executive for Good Reason. During the Period of Employment, the Executive’s employment hereunder may be terminated by the Executive for Good Reason upon thirty (30) days’ written notice. For purposes of this Agreement, “Good Reason” means, without the Executive’s written consent, (i) any material breach of this Agreement by the Company (after the provision to the Company of a reasonable opportunity to cure but in no event more than twenty (20) days (if cure is possible) after written notice is provided by the Executive), (ii) the assignment to the Executive of duties that are inconsistent with those of the Chief Executive Officer of the Company or that materially impair his ability to perform his duties (after the provision to the Company of a reasonable opportunity to cure but in no event more than twenty (20) days (if cure is possible) after written notice is provided by the Executive), or (iii) any relocation of the Executive’s office as assigned to him by the Company to a location more than fifty (50) miles from Kent, Washington.

6.5. Other than for Cause or Good Reason. The Executive or the Company may terminate this Agreement for any reason other than for Good Reason or Cause, respectively, upon thirty (30) days’ written notice to the Company or the Executive, as the case may be. It is understood that nothing in this Section 6.5 shall serve to limit the Company’s obligations under Sections 7.1 and 7.2, as applicable.

6.6. Notice of Termination. Any termination by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 18.2 of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail, if applicable, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

6.7. Date of Termination. “Date of Termination” means the earlier of April 30, 2008 or the date specified in the Notice of Termination; provided, however, that if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be. If the Executive is employed with the Company through the Transition Date, the Date of Termination shall be the same as the Transition Date stated in Section 2.

6.8. Resignation as a Director and Officer. On the date the Executive’s employment relationship with the Company is terminated, the Executive shall tender his resignation from the Board and resign as an officer of the Company and such of its affiliates in which the Executive may hold similar positions.

6.9. Return of Company Equipment. On the date the Executive’s employment relationship with the Company is terminated, the Executive agrees to immediately return to the Company, at headquarters in Kent, Washington, all equipment and other property of the Company that the Executive may possess. The Executive may copy and then delete personal information from the memories of any such equipment where such information may reside, and may obtain the assistance of the Company’s IT department in so doing.

7. Obligations of the Company Upon Termination. The following provisions describe the obligations of the Company to the Executive upon termination of his employment under this Agreement other than in the case of the Executive’s departure from the Company in connection with the Transition Date. Executive shall be entitled to the compensation and benefits provided under Sections 4 and 5 (and not under this Section 7) if he continues to be employed with the Company until the Transition Date. If Executive’s employment with the Company terminates prior to the Transition Date, Executive’s right to receive compensation and benefits directly under Sections 4 and 5 shall end on his Date of Termination and after his Date of Termination Executive shall receive only the compensation and benefits as set forth below in this Section 7 (including any compensation and benefits that are provided in those subsections of Sections 4 and 5 that are specifically referenced in this Section 7 to the extent the applicable provisions of this Section 7 state that such compensation and benefits shall be provided).

7.1. Termination by the Company for Cause or by Resignation without Good Reason. Notwithstanding anything in this Agreement to the contrary, in the event this Agreement terminates by reason of the termination of the Executive’s employment by the Company for Cause, or by reason of the resignation of the Executive other than for Good Reason, the Company shall pay to the Executive all Accrued Obligations (as defined below), and neither the Executive nor his or her spouse shall be entitled to any further cash payments, benefits or other compensation from the Company. “Accrued Obligations” shall mean, as of the Date of Termination, the sum of (i) the Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the Executive as of the Date of Termination to the extent not theretofore paid (provided that the payments contemplated by Sections 4.2 and 4.6, the accelerated vesting and extended option exercise period pursuant to Section 4.5, the continued payments of salary, financial planning allowances and perquisites between the Date of Termination and End Date pursuant to Sections 4.1, 5.3 and 5.4, and continued medical coverage pursuant to Section 5.2 shall not be considered to be earned and shall therefore not be paid or provided), (iii) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (iv) any amounts due under Section 4.7 hereof.

7.2. Termination by Death, Disability, Resignation with Good Reason or Termination without Cause. In the event this Agreement terminates by reason of death or Disability or if the Company shall terminate the Executive’s employment other than for Cause or if the Executive shall terminate his employment for Good Reason, then the Executive shall receive, in addition to the Accrued Obligations, the following:

7.2.1.(a) the Executive’s Base Salary through the End Date as contemplated by Section 4.1, (b) the bonus payments contemplated by Section 4.2, (c) the financial planning allowances through the End Date as contemplated by Section 5.3 and (d) the perquisite payment allowances through the End Date as contemplated by Section 5.4, all paid in accordance with the applicable terms of this Agreement (including, without limitation, the requirement to delay payment for six (6) months following termination of employment);

7.2.2. All unvested options to purchase common stock of the Company held by the Executive at Date of Termination and all unvested restricted stock shares held by the Executive at the Date of Termination that would have vested pursuant to their respective terms if Executive had been employed by the Company through the later of (i) the Date of Termination or (ii) April 30, 2007 shall vest on the Date of Termination;

7.2.3. Continued exercisability of stock options that are vested on the Date of Termination (pursuant to Section 7.2.2 or otherwise), for a period equal to the lesser of (a) two (2) years after the Date of Termination, (b) the maximum period of time permitted under the applicable equity incentive plan and option grant agreements pursuant to which such options were awarded under (provided, however, that this Section 7.2.3 providing for up to two (2) years to exercise vested options shall not apply if termination of employment is due to the Executive’s death) or (c) the maximum period of time allowable that does not trigger an adverse tax consequence to Executive under Section 409A of the Internal Revenue Code of 1986, as amended; provided that no extension of time shall apply to the exercise of any of the Executive’s Incentive Stock Options;

7.2.4. Continued medical benefits pursuant to Section 5.2; and

7.2.5. Cash Severance Payment contemplated by Section 4.6 on the later of (i) six (6) months after the Transition Date or (ii) January 15, 2008.

7.3. Exclusive Rights. It is understood that the Executive’s rights under this Section 7 are in lieu of all other rights which the Executive may otherwise have had upon termination of employment under this Agreement.

8. Communications. Neither party hereto shall make any public announcement concerning this Agreement and the matters contemplated herein without the prior written consent of the other party hereto, and each party shall furnish to the other party hereto all releases before publication. Nothing in this Agreement shall prevent the Company at any time from furnishing any information to any governmental entity or from issuing any release, each as required by law, in which circumstance the Company shall make commercially reasonable efforts to consult with the Executive in advance to the extent practicable.

9. Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Except as otherwise set forth herein with respect to health insurance benefits, any severance benefits payable to the Executive shall not be subject to reduction for any compensation received from other employment.

10. Indemnification. The Executive shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by applicable law. To the full extent permitted under the corporate governing documents of the Company existing as of the date of this Agreement, and subject to the terms of any policies and procedures applicable to all directors and senior officers of the Company, the Company shall advance to the Executive payment of reasonable costs of defending against any claims covered by the foregoing indemnification commitment. The Executive’s rights under this Section 10 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto. The Company shall maintain full coverage of the Executive under all Director and Officer Liability Insurance Policies that the Company extends to other senior executives and directors, for a period no less than 5 years after the Transition Date. In the event of any inconsistency between this Section 10 and the governing documents of the Company, this Section shall be construed broadly for the benefit of the Executive and shall be in addition to, and not in lieu or in limitation of, any rights arising under any such arrangement.

11. Restrictive Covenants.

11.1 Confidential Information. The Executive agrees that, both during and after his employment by the Company, he will maintain in confidence, and not disclose to any person or entity or otherwise use, any Confidential Information, except in the good faith performance of his duties or as authorized by the Company. Further, the Executive agrees that he will not use any Confidential Information received by the Company from a third party in any manner inconsistent with any agreement between the Company and such third party of which he is made aware. The Executive acknowledges that all memoranda, notes, documents, drawings, specifications, software, media and other materials containing any Confidential Information are the exclusive property of the Company and, in the event of the termination of his employment, agrees to immediately deliver to the Company all such material in his possession or control. “Confidential Information” means any (i) information received by the Company from third parties which the Company is obligated to keep confidential and (ii) any confidential or proprietary information of the Company whether or not marked or otherwise designated as confidential including, but not limited to, information that is not generally known or readily ascertainable outside the Company regarding the Company’s finances, employees, plans, marketing, customers, vendors, products, technology, designs, techniques, research, development, testing, know-how and other activities. “Confidential Information” shall not include analyst reports, public customer solicitations, earnings call transcripts, interviews in any media format, public investor presentations, press releases by the Company or companies with which it does business, SEC filings, trade show materials, and other similar information in the public domain.

11.2. Non-Competition; Non-Solicitation. The Executive acknowledges that the nature of his employment with the Company will give him access to trade secrets, confidential information of a technological nature, and specialized training and expertise in the specific businesses in which the Company competes. The Executive further acknowledges that he will have access to Confidential Information concerning customers of the Company and their specialized requirements, and concerning employees of the Company and their specialized abilities. The Executive acknowledges that the use of any of this information or expertise on behalf of a competitor of the Company and/or the solicitation of customers or employees of the Company would constitute unfair competition. Therefore, the Executive agrees that, during the Term, he will not:

11.2.1. Work directly or indirectly (as an employee, consultant, advisor, owner or otherwise) for any business or activity which competes anywhere in the Company’s worldwide marketplace with any product or service of the Company, including any product or service that the Company was actively researching, developing, manufacturing, marketing, distributing, or otherwise commercially exploiting or preparing to exploit as of the Date of Termination;

11.2.2. Encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any customer of the Company to reduce, restrict, or terminate its business relationship with the Company or to shift its business from the Company to any other supplier of competing goods or services;

11.2.3. Encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any employee of the Company to terminate his/her employment relationship with the Company or to work elsewhere with the Executive or any other business, person or activity; or

11.2.4. Except as otherwise approved by the Board in advance, and except as a passive shareholder of the Company exercising voting rights in the Company, encourage, solicit, engage in, or be involved with, any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of over 5% or more of any class of equity securities of the Company, or any tender offer or exchange offer that if consummated would result in any person or entity beneficially owning 5% or more of any class of the equity securities of the Company, or a substantial portion of the assets of, the Company and its subsidiaries taken as a whole, or any proxy solicitation involving the Company or members of the Board.

For purposes of this subsection 11.2, “Term” means the period of the Executive’s employment with the Company as well as a period of two (2) years after termination of such employment for any reason.

12. Remedy for Violation of Section 11; Severability.

12.1 Breach. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 11 of this Agreement and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such section and that the Company shall be entitled to specific performance of the terms of such section in addition to any other legal or equitable remedy it may have. In the event of a material breach of Section 11, the Company shall be relieved of the obligation to continue to provide or pay any compensation or benefits otherwise payable under this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

12.2. Severability. The Executive acknowledges that he has carefully read all of the terms of Section 11 of this Agreement, that he has been advised by the Company to seek legal advice to assist him in this and agrees that all of such terms are necessary for the reasonable and proper protection of the Company’s business, that the Company has been induced to enter into its relationship with him and provide the consideration described herein upon his representations that he will abide by and be bound by each of such terms, and that each term is reasonable in its scope and duration. If for any reason any portion of Section 11 of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the parties agree that the remaining portions of Section 11 of this Agreement shall remain in full force and effect and that such court, upon the request of the Company, may construe and/or modify such invalid or unenforceable portion in a valid and enforceable manner that most closely reflects the effect and intent of the original language.

13. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding, at the time payments are actually made to the Executive and received by him, of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided that it is satisfied that all requirements of law as to its responsibilities to withhold such taxes have been satisfied.

14. Arbitration. The parties agree that any dispute arising out of this Agreement shall be resolved by the parties through confidential mediation or final and binding confidential arbitration. The parties will first attempt to mediate the dispute before a neutral mediator agreed upon by the parties. If mediation is not successful, the dispute will be submitted to final and binding confidential arbitration before a neutral arbitrator agreed upon by the parties. Except as specifically provided herein, the mediation or arbitration shall be governed by the rules of the American Arbitration Association or such other rules as agreed to by the parties. Both parties agree that the procedures outlined in this Section 14 are the exclusive methods of dispute resolution, except for any action by the Company for injunctive relief, which may be brought under Section 12.1 of this Agreement in a state or federal court of competent jurisdiction. The mediation or arbitration proceedings shall be conducted in Seattle, Washington or such other location to which the parties may agree. The Company will bear the full cost of the mediator and the arbitrator, and other than that, each party will bear their own costs in the mediation or arbitration, but the arbitrator may in his or her discretion award such costs to one party.

15. Successors. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s heirs and legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

16. Representations.

16.1. Representations of the Company. The Company represents and warrants that (i) the execution of this Agreement has been duly authorized by the Company, including action of the Board, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not violate any law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company and (iii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

16.2. Representations of the Executive. The Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not, violate any law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound, (ii) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any person or entity that would interfere with this Agreement or his performance of services hereunder, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

17. Cooperation/Non-Disparagement.

17.1. Cooperation. Following the termination of his employment, the Executive agrees to cooperate with, and assist, the Company to ensure a smooth transition in management and, if requested by the Company, to make himself available to consult during regular business hours at mutually agreed upon times for up to a twelve (12) month period thereafter. At any time following the termination of his employment, the Executive will provide such information as the Company may request and the Executive possesses with respect to any Company- related transaction or other matter in which the Executive was involved in any way while employed by the Company. The Executive further agrees, during the Period of Employment and thereafter, to assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against, or by, the Company or its affiliates, in connection with any dispute or claim of any kind involving the Company or its affiliates, including providing testimony in any proceeding before any arbitral, administrative, judicial, legislative or other body or agency. The Executive shall be entitled to reimbursement for all properly documented expenses reasonably incurred in connection with rendering transition services under this Section 17, including, but not limited to, reimbursement for all reasonable travel, lodging, meal expenses and legal fees, and if the request for services occurs after the End Date, or amounts to more than fifteen (15) hours in any calendar quarter during the first twelve (12) months after the termination of Executive’s employment, the Executive shall be entitled to a per diem amount for his services equal to annualized Base Salary under this Agreement, divided by two hundred forty (240) days.

17.2. Non-Disparagement. The Executive agrees that he will not, and will not permit his agents or representatives, to criticize, ridicule or make any comment or statement which disparages or is derogatory of the Company or any of its affiliates or directors, officers, employees or trustees or goods or services in any communication with the press or other media, any customer or client of the Company, or its affiliates, or any employee or director or potential employee or director of the Company, or its affiliates; provided, however that nothing herein will prevent the Executive from giving truthful testimony if properly subpoenaed to testify under oath. The Company agrees that its executive officers and directors will not, and that the Company will not authorize, consent, permit or encourage any employee or agent to, criticize, ridicule or make any comment or statement which disparages or is derogatory of the Executive (or which is in any way inconsistent with the results of the 2006 special investigation conducted by Perkins Coie unless the Audit Committee makes additional findings inconsistent with such results based on clear and convincing additional evidence) in any communication with the press or other media, any person with whom the Executive has a business relationship, or any other person which would adversely affect in any manner the conduct of any business of the Executive or the business or personal reputation of the Executive; provided, however that nothing herein will prevent the Company’s officers and directors from giving truthful testimony if properly subpoenaed to testify under oath.

17.3. Reference Requests. The Company agrees that any requests for references regarding the Executive which may be received by the Company, such as in connection with his service on a board of directors, shall be directed solely to the Chairman of the Board for a response, which response shall be consistent with Sections 17.2 and 17.3 above.

18. Miscellaneous.

18.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to principles of choice of law. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

18.2. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by nationally recognized overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Stephen Light

President and Chief Executive Officer

Flow International Corporation

23500 64th Avenue South

Kent, Washington 98032

with a copy to:

C. James Judson, Esq.

Davis Wright Tremaine LLP

1501 Fourth Avenue

Seattle, Washington 98101

If to the Company:

Flow International Corporation

23500 64th Avenue South

Kent, Washington 98032

Attn: General Counsel

with a copy to:

Robert S. Jaffe, Esq.

Kirkpatrick & Lockhart Preston Gates Ellis LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notices and other communications shall be effective upon delivery, which may be established by a signed receipt or other customary evidence.

18.3. No Penalty. None of the provisions of this Agreement shall be deemed to impose a penalty.

18.4. Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

18.5. No Waiver. Any party’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

18.6. Integration. No promises or other communications made by either the Company or the Executive are intended to be binding unless they are set forth in this Agreement. This Agreement contains the entire agreement between the parties and replaces and supersedes any prior agreements, including the Previous Employment Agreement. The Executive hereby acknowledges that any compensation or benefits the Executive otherwise may have been entitled to under the Previous Employment Agreement are hereby waived. The Company hereby acknowledges that any rights of the Company or obligations of the Executive under the Previous Employment Agreement are hereby waived.

18.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18.8. 409A. To the extent applicable, it is intended that this Agreement (and the amendment to the Previous Employment Agreement) comply with the provisions of Section 409A of the Code. The Previous Employment Agreement is hereby amended effective January 1, 2005 (and this Agreement shall be interpreted) so that cash or benefits that would have been payable during the first six (6) months following the Executive’s termination of employment would not (and will not) be paid until the six month anniversary of the Executive’s termination of employment to the extent required by Code

Section 409A(a)(2)(B)(i). This Agreement will be administered in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by Company without the consent of the Executive).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FLOW INTERNATIONAL CORPORATION

By:	Kathryn L. Munro
Its:	Chairman

STEPHEN LIGHT
/s/ Stephen R. Light